Ohr Pharmaceutical, Inc. 8-K

Exhibit 99.1

Ohr Pharmaceutical Announces Closing of Public Offering of Common Stock and Warrants

NEW YORK, December 14, 2016 -- Ohr Pharmaceutical, Inc. (Nasdaq: OHRP), an ophthalmology research and development company, today announced that it has closed its previously announced public offering of common stock and warrants. The Company sold 3,885,000 shares of common stock at a price to the public of $2.00 per share. Investors also received series A warrants to purchase up to an aggregate of 1,942,500 shares of common stock with an exercise price of $2.75 per share and series B warrants to purchase up to an aggregate of 3,885,000 shares of common stock with an exercise price of $3.00 per share. The series A warrants are immediately exercisable and have a term of five years and the series B warrants are immediately exercisable and have a term of six months. Gross proceeds to the Company from the sale of the shares were approximately $7,770,000, excluding any proceeds from the exercise of warrants.

H.C. Wainwright & Co., LLC acted as exclusive placement agent for this offering.

The securities described above were offered pursuant to a “shelf” registration statement on Form S-3 which was filed with the Securities and Exchange Commission ("SEC") and was declared effective on January 21, 2015. A final prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained from H.C. Wainwright & Co., LLC by e-mailing placements@hcwco.com or by calling 212-356-0530, or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ohr Pharmaceutical, Inc.

Ohr Pharmaceutical, Inc. (Nasdaq: OHRP) is an ophthalmology research and development company. The company's lead drug candidate, Squalamine lactate ophthalmic solution, 0.2% (also known as OHR-102), is currently being evaluated in combination with anti-VEGF injections in a Phase 3 clinical program for the treatment of the wet form of age-related macular degeneration.  In addition, Ohr has a sustained release micro fabricated micro-particle ocular drug delivery platform with several preclinical drug product candidates in development for glaucoma, steroid-induced glaucoma, ocular allergies, and protein drug delivery. Additional information about the company may be found at www.ohrpharmaceutical.com

Safe Harbor Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made only as the date thereof, and we undertake no obligation to update or revise the forward-looking statement whether as a result of new information, future events or otherwise. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments, the financial resources available to us and general economic conditions. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Shareholders and prospective investors are cautioned that no assurance of the efficacy of pharmaceutical products can be claimed or assured until final testing; and no assurance or warranty can be made that the FDA will approve final testing or marketing of any pharmaceutical product. Our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q discuss some of the important risk factors that may affect our business, results of operations and financial condition.

CONTACT:

Ohr Pharmaceutical Inc.

Investor Relations

888-388-2327

ir@ohrpharmaceutical.com

LifeSci Advisors, LLC

Michael Wood

646-597-6983

mwood@lifesciadvisors.com